UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016 (April 8, 2016)

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 11, 2016, Cole Capital®, the sponsor of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) issued a press release announcing an estimated per share value of the Company’s common stock of $10.00. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Determination of Estimated Per Share Value
Overview
Based on the recommendation from a valuation committee comprised solely of independent directors, including the independent Chairman of the Board (the “Valuation Committee”), on April 8, 2016, the Company’s board of directors (the “Board”) unanimously approved and established an estimated per share net asset value (“NAV”) of the Company’s common stock of $10.00 based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the number of shares outstanding, as of February 29, 2016. The Company is providing this estimated per share NAV to assist broker-dealers participating in the Company’s current registered public offering (Registration No. 333-187470) in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The estimated per share NAV will first appear on stockholder account statements for the month of April 2016, which will be delivered in May 2016. This is the first time that the Board has determined an estimated per share NAV of the Company’s common stock. Going forward, the Company intends to publish an updated estimated per share NAV on at least an annual basis.
Process
In determining the estimated value of the Company’s shares, the Board considered information and analysis, including valuation materials, that were provided by Cushman & Wakefield of Illinois, Inc., Valuation & Advisory group (Cushman & Wakefield), information provided by the Company’s advisor, Cole Corporate Income Advisors II, LLC (CCI II Advisors), and the estimated share value recommendation made by the Valuation Committee. Cushman & Wakefield is an independent third-party real estate advisory and consulting firm that was engaged by us to (1) estimate market values for properties with greater than eight (8) years of remaining lease term using a direct capitalization approach, and (2) perform a discounted cash flow valuation for all of the Company’s properties with fewer than eight years of remaining lease term, as further described below. Cushman & Wakefield also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.
The engagement of Cushman & Wakefield was approved by the Board, including all of its independent members. Cushman & Wakefield’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. All members of the Cushman & Wakefield engagement team who certified the methodologies and assumptions applied by us hold a Member of Appraisal Institute (MAI) designation. Other than its engagement as described herein, Cushman & Wakefield does not have any direct interests in any transaction with us and has not performed any services for us.
The materials provided by Cushman & Wakefield included a range of NAVs of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and the Board established an estimated value of the Company’s common stock, as of February 29, 2016, of $10.00 per share, which was within the $9.08 to $10.69 per share valuation range calculated by Cushman & Wakefield using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV.

Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Cushman & Wakefield, among other things:

•	investigated numerous sales in the properties’ relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials.

•
reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•	reviewed and relied upon Company-provided data regarding lease summaries, real estate taxes and operating expense data for the properties;

•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;

•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as Cushman & Wakefield considered appropriate.
For those assets for which Cushman & Wakefield performed a full valuation, Cushman & Wakefield utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Cushman & Wakefield:
NAV Methodology – The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Cushman & Wakefield to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Cushman & Wakefield made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of common shares outstanding to determine the estimated per share NAV. Cushman & Wakefield also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.
Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology
Income Capitalization Approach – The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Cushman & Wakefield’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

Cushman & Wakefield utilized the Direct Capitalization Method for the single-tenant properties in the Company’s portfolio with more than eight years remaining on their existing leases, and the DCF Method for the remaining properties.

The following summarizes the range of overall capitalization rates Cushman & Wakefield used to arrive at the estimated market values of the Company’s properties valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	5.50% to 7.25%	6.29%

The following summarizes the range of terminal capitalization rates and discount rates Cushman & Wakefield used to arrive at the estimated market values of the Company’s properties valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	6.75% to 7.75%	7.26%
Discount Rate	7.75% to 8.50%	8.09%

The Board believes that the assumptions employed by Cushman & Wakefield in the income capitalization approach are reasonable and within the ranges used for properties that are similar to the Company’s properties and held by investors with similar expectations to the Company’s investors. However, a change in the assumptions would impact the calculation of the value of the Company’s investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for the Company’s properties valued using the Direct Capitalization Method, together with an increase of 50 basis points in the discount rates used for properties valued using the DCF Method, would result in a decrease of $0.78 per share from the mid-point of Cushman & Wakefield’s valuation range, while a corresponding basis point decrease in these rates would result in an increase of $0.83 per share from the mid-point of the valuation range. Further, each of these assumptions could change by more than 25 or 50 basis points, respectively, or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, when divided by the 47.2 million shares of the Company’s common stock outstanding on February 29, 2016, Cushman & Wakefield determined a valuation range of $9.08 to $10.69 per share.
Cushman & Wakefield prepared and provided to the Company a report containing, among other information, the range of net asset values for the Company’s common stock as of February 29, 2016 (the “Valuation Report”). On April 6, 2016, the Valuation Committee conferred with Cushman & Wakefield regarding the methodologies and assumptions used in the Valuation Report. The Valuation Committee met again to discuss the valuation on April 8, 2016. In determining a recommended NAV per share, the Valuation Committee considered the analysis provided by Cushman & Wakefield and the range of values Cushman & Wakefield determined, input from the Company’s advisor regarding the nature and  characteristics of the real estate assets in the portfolio, and general real estate market conditions.  Based upon this information, the Valuation Committee determined to recommend to the Board an estimated NAV per share of $10.00, a value within the range determined by Cushman & Wakefield. The Board thereafter unanimously approved the Valuation Committee’s recommendation.
The table below sets forth the calculation of the Company’s estimated per share NAV as of February 29, 2016 (dollars in thousands, except per share values):

	Estimated Value	Estimated per share NAV
Investment in Real Estate Assets (1)	$1,010,701	$21.43
Other Assets	25,213	0.53
Total Assets	1,035,914	21.96

Credit Facility and Notes Payable (1)	546,551	11.59
Other Liabilities	17,648	0.37
Total Liabilities	564,199	11.96
Total Estimated Value as of February 29, 2016	$471,715	$10.00
Shares Outstanding (in thousands)	47,171
____________________

(1)	Includes the value of one property for which we have signed a purchase agreement and paid a non-refundable deposit, and the corresponding debt that will be incurred upon purchase of such property.

Exclusions from Estimated NAV
The estimated share value recommended by the Valuation Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of CCI II Advisors under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if the Company were to list its shares of common stock on a national securities exchange.
Limitations of the Estimated Share Value
As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the value of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares. In addition, the Board’s estimate of share value is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.
Furthermore, in reaching an estimate of the value of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Cushman & Wakefield in the individual valuation of multi-tenant properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the value of the Company’s shares.
As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;

•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio; or

•
the estimated share value, or the methodology relied upon by the Board to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of the Company’s shares was calculated as of a particular point in time. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.
Additional Information Regarding Engagement of Cushman & Wakefield
Cushman & Wakefield’s valuation materials were addressed solely to the Company in connection with the approval by the Board of an estimated value of the Company’s common stock as of February 29, 2016. Cushman & Wakefield’s valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated value of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while Cushman & Wakefield reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Cushman & Wakefield assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield, Cushman & Wakefield assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Cushman & Wakefield promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In preparing its valuation materials, Cushman & Wakefield did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, Cushman & Wakefield made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Cushman & Wakefield’s control and the control of the Company. The analyses performed by Cushman & Wakefield are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated value of the Company’s common stock in addition to the materials prepared by Cushman & Wakefield. Consequently, the analyses contained in the Cushman & Wakefield materials should not be viewed as being determinative of the Board’s estimate of the value of the Company’s common stock.
Cushman & Wakefield’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing prior to February 29, 2016, and any material change in such circumstances and conditions may have affected Cushman & Wakefield’s analysis, but Cushman & Wakefield does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to February 29, 2016.
For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Cushman & Wakefield a customary fee. The compensation Cushman & Wakefield received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Cushman & Wakefield’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Cushman & Wakefield for its expenses incurred in connection with its services, and will indemnify Cushman & Wakefield against certain liabilities arising out of its engagement.
Primary Offering Price
Commencing on April 11, 2016, the offering price for shares of the Company’s Class A common stock pursuant to the primary offering portion of the Company’s current registered public offering is $10.99 per share, which reflects the $10.00 estimated per share NAV plus a 7.0% selling commission and a 2.0% dealer manager fee. All subscriptions for primary offering shares that were received in good order and fully funded by the close of business on April 8, 2016 were processed using the $10.00 per share primary offering price; all subscriptions for primary offering shares received and/or funded after the close of business on April 8, 2016 will be processed using a $10.99 per share primary offering price.
Distribution Reinvestment Plan
Pursuant to the terms of the Company’s distribution reinvestment plan currently in effect (the “DRIP”), on or after the date that the Board determines a reasonable estimated value of the Company’s shares, distributions will be reinvested in shares of the Company’s common stock at a price equal to the most recently disclosed estimated per share value, as determined by the Board, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of the Company’s assets or other special distributions so designated by the Board. Accordingly, commencing on April 11, 2016, shares of the Company’s common stock issued pursuant to the DRIP will be issued for $10.00 per share.

A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator at least 10 days prior to the last business day of the month to which the distribution relates. Any notice of termination should be sent by mail to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Share Redemption Program
In accordance with the Company’s share redemption program, after such time as the Board has determined a reasonable estimate of the value of the Company’s shares, the per share redemption price (other than for shares purchased pursuant to the DRIP) will depend on the length of time the redeeming stockholder has held such shares as follows: after one year from the purchase date, 95% of the most recent estimated per share value; after two years from the purchase date, 97.5% of the most recent estimated per share value; and after three years from the purchase date, 100% of the most recent estimated per share value. The redemption price for shares purchased pursuant to the DRIP will be 100% of the most recent estimated value of each share. As a result of the Board’s determination of an estimated value of the Company’s shares of common stock, commencing on April 11, 2016, the estimated per share NAV of $10.00 shall serve as the most recent estimated value for purposes of the share redemption program.
Close of the Offering
The Board has approved the close of the primary offering on July 29, 2016. In connection with the closing, the Company’s policy will be to accept subscription agreements only if they are received by the Company’s transfer agent on or before the close of business on July 29, 2016 and fully funded and in good order no later than the close of business on August 31, 2016. The Company intends to continue to issue shares of the Company’s common stock pursuant to the DRIP following the termination of the Company’s primary offering.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, the expected closing of the Company’s primary offering and the estimated net asset value per share of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated April 11, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2016	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated April 11, 2016.